Unauthorized Notice Of Shareholder Meeting


San Jose, California - April 4, 2001 - Phoenix Resources Technologies, Inc. (OTCBB: PRTI), today announced that the notice sent to shareholders alleging that there would be a "special meeting of shareholders" is in fact incorrect and unauthorized. There is currently no meeting of shareholders scheduled. The current board and management team is continuing to work to retrieve shareholder value in the company.


Contact: Mr. Michael Lamb
Chief Operating Officer
Phoenix Resources Technologies, Inc
Phone: (408) 242-8562

Certain information included in this press release contains statements that are forward looking, such as statements related to the future anticipated direction of the Internet industry, plans for future expansion, various business development activities, planned capital expenditures, future funding resources, anticipated sales growth and potential contracts. These forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual operations or results to differ materially from those anticipated.